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                                   BY-LAWS

                                      OF

                          NEW AMERICA NETWORK, INC.

                           (A Delaware Corporation)


                                  ARTICLE I
                                   OFFICES

         SECTION 1.1. Principal Office. The principal office of the Corporation shall be located in the Town of Hightstown, County of Mercer, State of New Jersey (USA) or such other location as the Board of Directors may designate.

         SECTION 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II
                           MEETINGS OF SHAREHOLDERS

         SECTION 2.1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2.2. Annual Meetings. The annual meeting of shareholders shall be held at such time on such day, other than a legal holiday, in the third month next succeeding the month in which the fiscal year of the Corporation ends, as the Board of Directors in each such year determines.

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At the annual meeting, the shareholders entitled to vote for the election of
Directors shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly come before the meeting.

         SECTION 2.3. Special Meeting. Special meetings of shareholders, for any purpose or purposes, may be called by the President and shall be called promptly by the President at the written request of a majority of the entire Board of Directors or the holders of record of at least twenty five (25%) percent of the issued and outstanding shares of the Common Stock of the Corporation. Any such request shall state the purposes of the proposed meeting. At any special meeting of shareholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting.

         SECTION 2.4. Fixing Record Date. For the purpose of determining the shareholders qualified or entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders qualified or entitled to receive payment of any dividend or the allotment of any rights, or from any other proper purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall be not more than fifty (50) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for any such purpose shall be ten (10) days before the date of such meeting or action. When such determination of qualified or entitled shareholders has been made as provided above, such determination shall also apply to any adjourned meeting, except where transfer of stock to a new holder has been entered on


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the transfer books of the Corporation after the original meeting was adjourned and at least ten (10) days before the date of such adjourned meeting.

         SECTION 2.5. Notice of Meeting. Written notice of every meeting of shareholders, stating the place, date and hour thereof and, in the case of a special meeting of shareholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed delivered when deposited in the United States mail, with postage prepaid, addressed to the shareholder at his address as it appears on the record of shareholders, or if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address. Unless the Board of Directors shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. Nothing herein contained shall preclude the shareholders from waiving notice as provided in Section 4.1 hereof.

         SECTION 2.6. Quorum. The holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of


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shareholders; provided, however, that when a specified item of business is required to be voted on by a class or classes, representatives of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. Unless otherwise required by law the vote of a majority of the shares present at the time of a vote, if a quorum is or has been present, shall be the act of the shareholders. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder and those remaining may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Director shall fix a new record date for the adjourned meeting, a notice of such adjourned meeting shall be given as provided in Section 2.5 of these By-Laws, but such notice may be waived as provided in Section 4.1 hereof.

         SECTION 2.8. Voting. At all meetings of shareholders voting may be via voice; however, any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the secretary shall record the name

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of the shareholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder.

         SECTION 2.9. Proxies. Every proxy shall be executed in writing by the shareholders giving the same or by his duly authorized attorney-in-fact and delivered to the secretary of the meeting prior to or during the roll call, or be returned to the Corporation with the signed consent to action without a meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable, until voted, at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy permitted by law is given.

         SECTION 2.10. Unanimous Written Consents. Whenever a vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and the vote of shareholders may be dispensed with if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

         SECTION 2.11. Inspectors. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented

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at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as an inspector of an election of Directors. Inspectors need not be shareholders.

                                 ARTICLE III
                                  DIRECTORS

         SECTION 3.1. Number. The number of Directors of the Corporation which shall constitute the entire Board of Directors shall be fixed from time to time by a vote of a majority of the entire Board and shall be not less than three (3) nor more than nine (9) members. The Board of Directors shall consist of seven (7) members until such number of Directors is changed by the Board of Directors.

         SECTION 3.2. Qualifications. Election and Tenure. Directors shall be at least eighteen (18) years of age but need not be residents of the State of Delaware. Directors need not be shareholders of the Corporation. Except as otherwise provide in these By-Laws, Directors shall be elected at the annual meeting of shareholders, and each Director so elected shall hold office until the third subsequent annual meeting of shareholders and until

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his successor has been elected and has qualified. Notwithstanding anything to the contrary contained herein, the tenure of Directors elected pursuant to these By-Laws shall be set so that not more than thirty three and one third (33-1/3%) percent of the terms of the Directors shall expire in any one year.

         SECTION 3.3. Resignation and Removal. A Director may resign at any time by giving written notice to the Board, the President, or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such office, and the acceptance of the resignation shall not be necessary to make it effective. Any Director may be removed at any time, with or without cause, as provided by law.

         SECTION 3.4. Newly Created Directorships and Vacancies. Newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason whatsoever, except the removal of Directors without cause, shall be filled by vote of the Board. If the number of Directors then in office is less than a quorum, such newly created Directorships and vacancies may be filled by a vote of a majority of the Directors then in office. Any Director elected to fill a vacancy resulting from an increase in the number of Directors shall be elected until the next meeting of shareholders at which the election of Directors is in the regular course of business, and until his successor has been elected and qualified. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

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         SECTION 3.5. Powers and Duties. Subject to the applicable provision of law, these By-Laws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights herein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

         SECTION 3.6. Place of Meetings. All meetings of the Board of Directors may be held either within or without the State of Delaware.

         SECTION 3.7. Annual Meetings. An annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present, or the Directors may meet at such time and place as shall be fixed by the written consent of all of such Directors.

         SECTION 3.8. Regular Meetings. Regular meeting of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board.

         SECTION 3.9. Special Meetings. Special meetings of the Board of Directors may be called by the President and shall be called promptly by the President or the Secretary upon the written request of any two (2) Directors specifying the special purpose thereof, on not less than two (2) days notice to each Director. Such request shall state the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

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         SECTION 3.10. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the President, the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given orally or shall be mailed to each Director at his residence or usual place of business. If notice of less than one week is given, it shall be oral, whether by telephone or in person, or sent by courier serve or electronic means. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any meeting need not be given to any Director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all Directors not present at the time of the adjournment, as well as to the other Directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

         SECTION 3.11. Quorum and Voting. At all meetings of the Board of Directors a majority of the entire Board shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of Directors, unless otherwise provided by any applicable provision of law, by these By-Laws, or by the Certificate of Incorporation. Each Director shall have one (1) vote, and the act of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation.

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If a quorum shall not be present at any meeting of the Board of Directors, the
Directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.

         SECTION 3.12. Books and Records. The Directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

         SECTION 3.13. Action Without a Meeting. Any action required or permitted to be taken by the Board, or by a committee of the Board, may be taken without a meeting of all members of the Board or the committee, as the case may be, if all of the members of the Board consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

         SECTION 3.15. Telephone Participation. Any one or more members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 3.16. Committees of the Board. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committee. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same at the Board.

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         SECTION 3.17. Authority of Committees; Duties of Directors. Except as
otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board with respect to all matters. The designation of any committee and the delegation of authority thereto shall not alone relieve any Director of his duty to the Corporation.

         SECTION 3.18. Compensation. No compensation shall he paid to Directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 3.19. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.

                                  ARTICLE IV
                                    WAIVER

         SECTION 4.1. Waiver. Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Certificate of Incorporation, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent to such notice. In

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addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any Director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                  ARTICLE V
                                   OFFICERS

         SECTION 5.1. Executive Officers. The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary. Any person may hold two or more of such offices, except that the same shall not be both President and Vice President or President and Secretary. The executive officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of shareholders at which the Board of Directors was elected.

         SECTION 5.2. Other Officers. The Board of Directors may appoint such other officers and agents, including additional Vice Presidents and one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable.

         SECTION 5.3. Authorities and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the business and affairs of the Corporation as

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may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

         SECTION 5.4. Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

         SECTION 5.5. Vacancies. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

         SECTION 5.6. Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

         SECTION 5.7. President. The President shall be the chief administrator and executive officer of the Corporation. The President shall preside at all meetings of the shareholders and the Directors. The President shall have general and active management of the business and affairs of the Corporation and be responsible for its day-to-day operations, subject to the control of the Board of Directors, and shall see to it that all orders and resolutions of the Board of Directors are carried into effect.

         SECTION 5.8. Vice Presidents. The Vice President or, if there shall be more than one, each Vice President, shall have such powers and shall

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perform such duties as may from time to time be assigned to him by the
Board of Directors.

         SECTION 5.9. Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and shall record all proceedings taken at such meeting in a book to be kept for that purpose; he shall see that all notices of meetings of shareholders and special meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be the custodian of the records and of the corporate seal or seals of the Corporation; he, or an Assistant Secretary, shall have authority to affix the corporate seal or seals of the Corporation to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by his signature or the signature of such Assistant-Secretary; and in general he shall perform all duties incident to the office of the Secretary of a Corporation, or such other duties as the Board of Directors may from time to time prescribe. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         SECTION 5.10. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the

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Corporation; he shall render to the President and to each member of the Board of Directors, whenever requested, an account of all of his transactions as Treasurer and of the financial condition of the Corporation; and in general, he shall perform all of the duties incident to the office of Treasurer of a Corporation, and such other duties as the Board of Directors may from time to time prescribe.

         SECTION 5.11. Other Officers. The Board of Directors may also elect or may delegate to the President the power to appoint such other officers as it may at any time or time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the President, if he shall have appointed them, may from time to time prescribe.

                                  ARTICLE VI
          PROVISIONS RELATING TO STOCK CERTIFICATES AND SHAREHOLDERS

         SECTION 6.1. Form and Signature. The shares of the Corporation shall be represented by certificates signed by the President or by any Vice President and the Secretary or an Assistant Secretary, if any, or the Treasurer or an Assistant Treasurer, if any, and shall bear the seal of the Corporation or a facsimile thereof; provided, however, that where any such certificate is countersigned by a transfer agent or is registered by a registrar (other than the Corporation or one of its employees), the signatures of the Chairman of the Board, the President, Secretary or Assistant Secretary upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed such certificates shall have ceased to be such officer before such certificates shall be issued,

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they may nevertheless be issued by the Corporation with the same effect as if such officers were still in office at the date of their issue. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.

         SECTION 6.2. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

         SECTION 6.3.  Transfer of Shares.

         6.3.1 Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk separately designated by the Board, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and then payment of all taxes thereon.

         6.3.2 The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in

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such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

         SECTION 6.4. Restrictions of Stock. The Board of Directors may restrict the transfer of any stock issued by giving the Corporation or any shareholder "first right of refusal to purchase" the stock, by making the stock redeemable or by otherwise restricting the transfer of the stock under such terms and in such manner as the Directors may deem necessary and as are not inconsistent with the Certificate of Incorporation or the laws of the State of Delaware. Any stock whose transfer is so restricted must carry a stamped legend on the face of the certificate setting out the restriction and where such restriction may be found in the records of the Corporation.

         SECTION 6.5. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

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                                 ARTICLE VII
                              GENERAL PROVISIONS

         Section 7.1 Dividends and Distributions. Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument binding upon the Corporation to determine what, if any, dividends or distributions shall be declared and paid or made.

         SECTION 7.2. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such office or offices or other person or persons as may from time to time be designated by the Board of Directors.

         SECTION 7.3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         SECTION 7.4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         SECTION 7.5. General and Special Bank Accounts. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of such banks, trust companies or other

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depositories as the Board may designate or as may be designated by any office or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

         SECTION 7.6. Execution of Instruments. All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board of Directors may from time to time designate.

                                 ARTICLE VIII
                        INDEMNIFICATION OF DIRECTORS,
                          OFFICERS AND OTHER PERSONS

         SECTION 8.1. Power to Indemnify--Third Party Actions. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation). This power to indemnify shall arise only by reason of the fact that the person is or was a Director, officer, employee or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. The Corporation shall have the power to indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such

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action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         SECTION 8.2. Power to Indemnify--Actions Brought in the Right of the Corporation. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. The Corporation shall have the power to indemnify against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct

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in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         SECTION 8.3. Right to Indemnification. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 8.4. Determination of Entitlement to Indemnification. Any indemnification under Sections 8.1 and 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

         SECTION 8.5. Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the

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Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 8.4 upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

         SECTION 8.6. Savings Clause. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

         SECTION 8.7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

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                                  ARTICLE IX
                           ADOPTION AND AMENDMENTS

         SECTION 9.1. Power to Amend. These By-Laws may be ratified, amended or repealed and any new By-Laws may be adopted by a majority of the entire Board of Directors at any duly held meeting.

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